UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 22, 2012

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.*

On October 22, 2012, Lennox International Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.*

In connection with the Company’s classification of its Service Experts business as discontinued operations and the retention of the commercial service business called Lennox National Account Services (NAS) that previously was reported within its Service Experts business segment, the Company is providing certain unaudited consolidated statements of operations information, including GAAP and non-GAAP measures, revised to reflect this treatment for the quarterly periods of 2011, the first and second quarters of 2012 and the annual periods 2007 through 2011.

The revised financial measures for the 2011 quarterly periods, the first and second quarters of 2012 and the annual periods 2007 through 2011 are furnished herewith as Exhibit 99.2 to this report and are incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated October 22, 2012 (furnished herewith).*

99.2	Revised unaudited consolidated statement of operations information to reflect treatment of Service Experts business as discontinued operations and retention of NAS (furnished herewith).*

*	The information contained in Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 of this Current Report, is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: October 22, 2012

By:	/s/ Joseph W. Reitmeier
Name:	Joseph W. Reitmeier
Title:	Executive Vice President, Chief Financial Officer

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